Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-1 of Fidelity Solana Fund of our report dated March 25, 2026 relating to the financial statements, which appears in Fidelity Solana Fund’s Annual Report on Form 10-K for the period September 10, 2025 (seeding date) through December 31, 2025. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts

July 24, 2026